Exhibit 10.1

FIRST AMENDMENT TO PROMISSORY NOTE

THIS FIRST AMENDMENT TO PROMISSORY NOTE (this “Amendment”) is dated as of the 8th day of December, 2023 and is made by and between Phoenix Biotech Acquisition Corp. (the "Maker") and Phoenix Biotech Sponsor, LLC (the "Payee").

RECITALS

A. Maker executed that certain Promissory Note dated December 20, 2022 in the original principal sum of up to one million five hundred thousand dollars ($1,500,000) (the “Note”).

B. Maker and Payee have agreed to amend the Note.

C. Unless otherwise set forth herein, all other provisions of the Note shall remain in full force and effect.

D. All capitalized terms not defined in this Amendment will have the meanings given to them in the Note.

In consideration of these promises, the mutual covenants contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. The introductory paragraph of the Note is hereby amended and restated in its entirety to read as follows:

“Phoenix Biotech Acquisition Corp. (the "Maker") promises to pay to the order of Phoenix Biotech Sponsor, LLC (the "Payee") the principal sum of up to ONE MILLION SIX HUNDRED THOUSAND DOLLARS ($1,600,000) (the “Maximum Principal Amount”) in lawful money of the United States of America, on the terms and conditions described below.”

2. Section 1 of the Note is hereby amended and restated in its entirety to read as follows:

“1. Principal. The Payee shall be obligated to lend to the Maker amounts up to the Maximum Principal Amount. The principal balance of this Note, as reflected on Schedule A hereto (such Schedule to be updated from time to time by the Maker as amounts are borrowed from the Payee up to the Maximum Principal Amount) shall be repayable on the date (the “Maturity Date”) on which the Maker consummates a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Initial Business Combination”).”

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IN WITNESS WHEREOF, the Maker and Payee, intending to be legally bound hereby, have caused this First Amendment to Promissory Note to be duly executed the day and year first above written.

PHOENIX BIOTECH ACQUISITION CORP.

By:	/s/ Chris Ehrlich
Name:	Chris Ehrlich
Title:	Chief Executive Officer

PHOENIX BIOTECH SPONSOR, LLC

By:	/s/ Chris Ehrlich
Name:	Chris Ehrlich
Title:	Manager